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                                                                     EXHIBIT 4.1
                                BIONUTRICS, INC.

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
           50,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE



THIS                                                          CUSIP 090946 10 4
CERTIFIES                                                      SEE REVERSE FOR
THAT                                                         CERTAIN DEFINITIONS



IS THE OWNER OF



            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                                BIONUTRICS, INC.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

DATED                           BIONUTRICS, INC.

/s/ ILLEGIBLE                    CORPORATE SEAL                /s/ ILLEGIBLE
-------------------                                            -----------------
President                            NEVADA                    Secretary



COUNTERSIGNED
PACIFIC STOCK TRANSFER COMPANY
P.O. Box 93385
Las Vegas, NV 89193

By: _________________________
    AUTHORIZED SIGNATURE